10f-3 Transactions

WM California Insured Intermediate Municipal Fund, sub-advised by Van Kampen Asset Management

Activity:

Golden State Tobacco Securitization Corp.
1)	From whom securities were acquired 	Bear Stearns
2)	Identity of the underwriting syndicate's members
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Siebert Brandford Shank & Co.
A.G. Edwards & Sons, Inc.
Alamo Capital
E.J. De La Rosa & Co., Inc.
First Albany Capital Inc.
Great Pacific Securities Inc.
Jackson Securities, LLC
J.P. Morgan Securities Inc.
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
M.R. Beal & Company
Prager, Sealy & Co., LLC
Southwest Securities, Inc.
Stone & Youngberg LLC
UBS Financial Services Inc.
Wachovia Bank, National Association
3)	Terms of the transaction
Issuer: GOLDEN STATE TOBACCO SECURITIZATION CORP.
Market on Which Traded: OTC
Purchase/Trade: Date July 28, 2005
Offering Price: $102.33
Principal Amount of Offering: $3,140,563,508
Aggregate principal amount of purchase of
any class of the offering: $2,182,240
Commission, Spread or Profit: $5.33
Total Market Ccapitalization: N/A
Industry or Sector: State Backed Tobacco
4)	Information or material upon which the determination
described in paragraph(b)(10)(iii) of rule 10f-3 was made
-	Is the offering any of the following (a Registered U.S.
Offering, an Eligible Municipal Security, an Eligible Foreign
Offering, an Eligible Rule 144A Offering)?
An Eligible Municipal Security
- Will the (i) securities be purchased at a price that is not higher than that paid by other purchasers in the offering or any concurrent offering of securities (except, in the case of an
Eligible Foreign Offering, for rights required by law to
be granted to existing security holders) YES; and (ii) purchase take place prior to the end of the first day on which sales are made (on or before the fourth day preceding the day on which a rights offering terminates)? YES
- Has the issuer (including the operations of any predecessors)
been in operation at least three years (other than issuers of
Eligible Municipal Securities)?  YES
- For Issuers of Eligible Municipal Securities - (i) does the issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, have at least three years of continuous operation (including the operations of any predecessors)? YES
- If the issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, does not have at least three years of continuous operations, does the issue have one of the three highest ratings from at least one Nationally Recognized
Statistical Rating Organization?  YES
-	Is the offering a firm commitment underwriting?  YES
-	Is the commission, spread or profit reasonable as compared
to similar transactions?  YES
-	Is the amount purchased no more than 25% of: (i) the
principal amount of the class of securities being offered YES;
or (ii) in the case of an Eligible Rule 144A Offering, (x) the principal amount being sold by the selling syndicate to qualified institutional buyers plus (y) the principal amount of such class being offered in a concurrent public offering? YES
-	If the securities are purchased in a "pot trade", have steps been taken to ensure that the transaction is executed away from any Morgan Stanley affiliate and that no such affiliate will receive compensation in connection with the transaction?  YES
-	Has each executing broker-dealer represented that no
Morgan Stanley affiliate
will receive compensation (other than any management fee) in connection with the transaction?  YES
-	Is the affiliated broker-dealer a manager or co-manager
of the selling syndicate?  YES



WM California Insured Intermediate Municipal Fund, sub-advised by Van Kampen Asset Management

Activity:

Puerto Rico Highways and Transportation Authority
1)	From whom securities were acquired 	Citigroup
2)	Identity of the underwriting syndicate's members
Citigroup
Lehman Brothers
UBS Financial Services Inc.
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan
Merrill Lynch & Co.
Morgan Stanley
Raymond James & Associates, Inc.
Samuel A. Ramirez & Co., Inc.
Wachovia Bank, National Association
3)	Terms of the transaction
Issuer: PUERTO RICO HIGHWAYS AND TRANSPORTATION AUTHORITY
Market on Which Traded: OTC
Purchase/Trade Date: September 22, 2005
Offering Price: $103.50
Principal Amount of Offering: $1,499,910,000
Aggregate principal amount of purchase of
any class of the offering: $1,122,700
Commission, Spread or Profit ($): $6.36
Commission, Spread or Profit (% of Price): 6%
Industry or Sector: Transportation Facilities
4)	Information or material upon which the determination
described in paragraph(b)(10)(iii) of rule 10f-3 was made
-	Will the securities be purchased at a price that is not higher than that paid by other purchasers in the offering or any concurrent offering of securities (except, in the case of an Eligible Foreign Offering, for rights required by law to be granted to existing security holders) and will the purchase take place no later than the first full business day on which sales are made?  YES
-	Is the Offering one or more of the following:  a Registered
U.S. Offering, an Eligible Foreign Offering, an Eligible Muncipal Security, or an Eligible Rule 144A Offering? YES
-	Is the Amount Purchased less than 25% of aggregate amount
of securities offered pursuant to one or more of the following:
a Registered U.S. Offering, an Eligible Foreign Offering, an
Eligible Municipal Security, or an Eligible Rule 144A
Offering? YES
-	Is the Commission, spread or profit reasonable as compared
to similar transactions during a comparable period of
time?  YES
-	Is the Offering a Firm Commitment Underwriting?  YES
-	If the securities are purchased in a "pot trade", have steps been taken to ensure that the transaction is executed away from any Morgan Stanley affiliate and that no such affiliate will receive compensation in connection with the transaction?  YES
-	Has each executing broker represented that no Morgan Stanley affiliate will receive compensation in connection with the
transaction?  YES
-	Has the issuer (including the operations of any predecessors)
been in operation at least three years (other than municipal issuers)?  YES
-	For Municipal Issuers - (i) does the issuer have at least three years of continuous operation and does the issue have an investment grade rating from at least one Nationally Recognized Statistical
Rating Organization? - or - (ii) if the issuer does not have at least three years of continuous operation, does the issue have one of the three highest ratings from at least one Nationally
Recognized Statistical Rating Organization?  YES
-	Is the Affiliated Broker-Dealer a Manager or Co-Manager?  YES





WM California Municipal Fund, sub-advised by Van Kampen Asset
Management

Activity:

Golden State Tobacco Securitization Corp.
1.	From whom securities were acquired 	Bear Stearns
2.	Identity of the underwriting syndicate's members
Bear, Stearns & Co. Inc.
Citigroup Global Markets Inc.
Goldman, Sachs & Co.
Siebert Brandford Shank & Co.
A.G. Edwards & Sons, Inc.
Alamo Capital
E.J. De La Rosa & Co., Inc.
First Albany Capital Inc.
Great Pacific Securities Inc.
Jackson Securities, LLC
J.P. Morgan Securities Inc.
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
M.R. Beal & Company
Prager, Sealy & Co., LLC
Southwest Securities, Inc.
Stone & Youngberg LLC
UBS Financial Services Inc.
Wachovia Bank, National Association
3.	Terms of the transaction
Issuer: GOLDEN STATE TOBACCO SECURITIZATION CORP.
Market on Which Traded: OTC
PPurchase/Trade Date: July 28, 2005
Offering Price: $102.33
Principal Amount of Offering: $3,140,563,508
Aggregate principal amount of purchase of any class of the
Offering: $3,581,620
Commission, Spread or Profit: $5.33
Total Market Capitalization: N/A
Industry or Sector: State Backed Tobacco
4. Information or material upon which the determination
described in paragraph(b)(10)(iii) of rule 10f-3 was made
-	Is the offering any of the following (a Registered U.S.
Offering, an Eligible Municipal Security, an Eligible Foreign
Offering, an Eligible Rule 144A Offering)?  An Eligible
Municipal Security
-	Will the (i) securities be purchased at a price that is not
higher than that paid by other purchasers in the offering or any concurrent offering of securities (except, in the case of an Eligible Foreign Offering, for rights required by law to be granted to existing security holders) YES; and (ii) purchase take place prior to the end of the first day on which sales are made (on or before the fourth day preceding the day on which a rights offering terminates)? YES
-	Has the issuer (including the operations of any predecessors)
been in operation at least three years (other than issuers of Eligible Municipal Securities)? YES
-	For Issuers of Eligible Municipal Securities - (i) does the
issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, have at least three years of continuous operation (including the operations of any predecessors)? YES
-	If the issuer, or the entity supplying the revenues or other payments from which the issue is to be paid, does not have at least three years of continuous operations, does the issue have one of the three highest ratings from at least one Nationally Recognized
Statistical Rating Organization?  YES
-	Is the offering a firm commitment underwriting?  YES
-	Is the commission, spread or profit reasonable as compared to similar transactions?  YES
-	Is the amount purchased no more than 25% of: (i) the principal amount of the class of securities being offered YES; or (ii) in the case of an Eligible Rule 144A Offering, (x) the principal amount being sold by the selling syndicate to qualified institutional buyers plus
(y) the principal amount of such class being offered in a concurrent public offering? YES
-	If the securities are purchased in a "pot trade", have steps been taken to ensure that the transaction is executed away from any Morgan Stanley affiliate and that no such affiliate will receive compensation in connection with the transaction?  YES
-	Has each executing broker-dealer represented that no
Morgan Stanley affiliate will receive compensation (other than any management fee) in connection with the transaction? YES
-	Is the affiliated broker-dealer a manager or co-manager of the selling syndicate?  YES